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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 2001

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                                 38-3214743
(STATE OR OTHER JURISDICTION OF         I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)
                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                                   48083
(ADDRESS OF PRINCIPAL                                   (ZIP CODE)
 EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)















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ITEM 5.           OTHER EVENTS

         APPOINTMENT OF NEW CHAIRMAN.

                  On February 21, 2001, William C. Brooks was appointed Chairman of the Board of the Company. Mr. Brooks will continue as Secretary of the Company. Robert A. Yanover announced his resignation for health reasons as both Chairman of the Board and as a Director of the Company.

                  William C. Brooks (age 67) has had experience with a public company which has recently completed a restructuring in his capacity as Chairman of the United American Healthcare Corporation (OTCBB: UAHC), a provider of management and consulting services to managed care operations. Mr Brooks is Chairman, The Brooks Group International, Ltd., a private holding company. Mr. Brooks is also a board member of Louisiana-Pacific Corporation (NYSE: LPX), DTE Energy Company and Detroit Edison (NYSE: DTE) and Covansys (NASDAQ: CVNS). Mr. Brooks serves in leadership positions on a number of non-profit and community organizations. Mr. Brooks served as a member of the Social Security Advisory Board, having been appointed by President Bill Clinton as one of three presidential appointees to the Board. In addition, in 1989 President George Bush appointed Mr. Brooks Assistant Secretary of Labor for the Employment Standards Administration, the largest agency in the Department of Labor. Mr. Brooks is a retired U.S. Air Force officer and a retired Vice President of General Motors Corporation.

         DEFAULT OF CREDIT AGREEMENT.

                  The Company is currently involved in negotiations with its lenders for a modification of its credit agreement to reflect current operating conditions, the Company's current business plan and an extension of its term. Effective February 13, 2001, waivers the Company had obtained from its lenders, for the Company's failure to make the requisite principal and interest payments to lenders due on December 31, 2000 and on January 31, 2001 and for violations of certain other financial covenants included in the credit agreement, terminated. The Company has paid its lenders all of the December 31, 2000 interest and has partially paid the January 31, 2001 interest. As discussed above, the Company and the lenders are continuing to discuss a modification of the credit agreement. There is no assurance that the lenders will modify the credit agreement. The lenders have the right under the credit agreement to, in addition to any other remedies that may be available to them, declare all amounts outstanding (approximately $311.0 million) immediately due and payable, but have not done so. The failure to amend the credit agreement could have a material adverse effect on the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2001          LASON, INC.
                                  (REGISTRANT)

                                  By:  /s/ John R. Messinger
                                     -----------------------------------------
                                     John R. Messinger,
                                     Chief Executive Officer and President